Exhibit 3

Form of Lock-up Agreement

January 24, 2022

Jefferies LLC

Cantor Fitzgerald & Co.

As Representatives of the Several Underwriters

c/o        Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o        Cantor Fitzgerald & Co.

499 Park Avenue

New York, New York 10022

RE:       Sierra Oncology, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC and Cantor Fitzgerald & Co. will act as the representatives (the “Representatives”) of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), subject to the exceptions set forth in this letter agreement, without the prior written consent of Jefferies LLC, which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares in the Offering by the Company, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (a) the transfer of Shares or Related Securities by gift, or by will or intestate succession to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, (b) the transfer of Shares or Related Securities that occurs by operation of law pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union; provided that any public disclosure or filing under the Exchange Act or otherwise that is required to be made during the Lock-up Period as a result of such transfer shall include a statement that such transfer has occurred by operation of law; (c) the distribution, sale of or offer to sell Shares or Related Securities acquired in the Offering or in open market transactions after the Offering; (d) the exercise of options, warrants or other rights to acquire Shares or Related Securities in accordance with their terms, provided that any such shares issued upon exercise, exchange or conversion of such Related Securities shall continue to be subject to the restrictions set forth herein; (e) the transfer or sale of Shares or Related Securities to the Company pursuant to agreements under which the Company, (i) upon termination of employment, has the option to repurchase such Shares or Related Securities, (ii) is required to repurchase such Shares or Related Securities or (iii) has a right of first refusal with respect to transfers of such Shares or Related Securities upon termination of service of the undersigned; (f) the “net” exercise of outstanding options or warrants in accordance with their terms pursuant to an employee benefit plan or warrant disclosed in the prospectus supplement relating to the Offering and the surrender of Shares in lieu of payment in cash of the exercise price and any tax withholding obligations due as a result of such exercise or settlement; (g) the amendment of a 10b5-1 Plan established prior to the date hereof or the establishment of a 10b5-1 Plan established after the date hereof, provided that (i) there are no sales under or public disclosure of such new or amended 10b5-1 Plan during the Lock-up Period and (ii) no public announcement or filing regarding such new or amended 10b5-1 Plan is required to be made, or is voluntarily made, during the Lock-up Period by or on behalf of the Company or the undersigned; and (h) the transfer of Shares or Related Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Shares involving a Change of Control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Shares and Related Securities owned by the undersigned shall remain subject to the restrictions contained in this letter agreement; provided further, however, that:

•	in the case of (a) and (b) above, it shall be a condition to such transfer that (i) each transferee executes and delivers to the Representatives an agreement in form and substance satisfactory to the Representatives providing consent for the release or waiver stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto) and (ii) such transfer shall not involve a disposition for value;

•	in the case of (a) and (d) above, prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer; provided in the case of (d), to the extent any such warrants expire during the Lock-up Period, (i) any public filing or public announcement under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Shares, or otherwise, required to be made during the Lock-up Period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in clause (d) and (ii) no public announcement shall be voluntarily made during the Lock-up Period; and
2

•	in the case of (c) above, prior to the expiration of the Lock-up Period, no public disclosure or filing reporting a change in beneficial ownership of Shares shall be made voluntarily during the Lock-up Period, and if the undersigned is required to file a report under Section 16 of the Exchange Act reporting a change in beneficial ownership of Shares during the Lock-up Period, the undersigned shall include a statement in such report to the effect that such transfer relates to the circumstances described in (c); and

•	in the case of (f) above, (i) no public disclosure or filing under the Exchange Act by any party to the transfer shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such exercise or settlement, and (ii) the Shares received by the undersigned from the Company shall remain subject to the terms of this letter agreement.

In addition, notwithstanding the foregoing, if the undersigned is a non-natural person, the undersigned may transfer the undersigned’s Shares or Related Securities to (A) any wholly-owned subsidiary of the undersigned or to the parent entity of the undersigned, (B) limited partners, members or stockholders of the undersigned and (C) any corporation, partnership, limited liability company, investment fund or other entity controlled or managed, or under common control or management by the undersigned or a Family Member of the undersigned; provided, however, that in any such case, it shall be a condition to the transfer that (X) the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this letter agreement and there shall be no further transfer of such capital stock except in accordance with this letter agreement, (Y) in no case shall a filing or public disclosure under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer and (Z) any such transfer shall not involve a disposition for value.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

In the event that, during the Lock-up Period, Jefferies LLC releases or waives any prohibition set forth in this letter agreement on the transfer of shares of common stock, or any securities convertible into or exercisable for shares of common stock, held by any director, officer or Significant Holder (as defined below), the same percentage of the total number of outstanding shares of common stock held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding shares of common stock held by such director, officer or such Significant Holder on the date of such release or waiver that are the subject of such waiver shall be immediately and fully released on the same terms from the applicable prohibition(s) set forth herein. For the purposes of the foregoing, a “Significant Holder” shall mean any person or entity that (together with any investment funds affiliated with such person or entity) beneficially owns 2.5% or more of the total outstanding shares of common stock as of the date of the Underwriting Agreement. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (1) if the release or waiver is effected solely to permit a transfer not involving a disposition for value and the transferee agrees in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of transfer, (2) in the case of any secondary underwritten public offering of shares of common stock (including a secondary underwritten public offering with a primary component) (an “Underwritten Sale”), provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s securities of the Company or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its shares of common stock, is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale,

3

(3) if the releases or waivers granted for all such waivers or releases by Jefferies LLC in an amount of common stock, individually or in the aggregate, less than or equal to $2,500,000, or (4) if the release or waiver is granted to a natural person due to circumstances of an emergency or hardship as determined by Jefferies LLC in its sole judgment, provided that, notwithstanding clauses (3) and (4), all releases and waivers pursuant to clauses (3) and (4) shall count towards and be included in the amount otherwise available for release pursuant to clause (3) and no releases or waivers shall be granted pursuant to clauses (3) or (4) if such release or waiver would cause the limit in clause (3) to be exceeded. Jefferies LLC shall use commercially reasonable efforts to promptly notify the Company of each such release (provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters) and the Company shall use commercially reasonable efforts to promptly notify the undersigned of each such release. The undersigned further acknowledges that Jefferies LLC is under no obligation to inquire into whether, or to ensure that, the Company notifies the undersigned of the delivery by Jefferies LLC of any such notice, which is a matter between the undersigned and the Company.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This letter agreement will automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises the Representatives in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) the date of the termination of the Underwriting Agreement if prior to the closing of the Offering and (c) March 31, 2022 if the Underwriting Agreement has not been executed and delivered by the Company by such date.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

4

Very truly yours,

By: ________________________

Name: Mona Ashiya

Title: Director of the Company

A-1

Very truly yours,

ORBIMED PRIVATE INVESTMENTS VII, LP

By: OrbiMed Capital GP VII LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By: ________________________

Name:

Title:

A-2

Very truly yours,

ORBIMED GENESIS MASTER FUND, L.P.

By: OrbiMed Genesis GP LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By: ________________________

Name:

Title:

A-3

Very truly yours,

ORBIMED PARTNERS MASTER FUND LIMITED

By: OrbiMed Capital LLC, solely in its capacity as Investment Advisor

By: ________________________

Name:

Title:

A-4

ANNEX A

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction approved by the Board of Directors of the Company, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of 100% of the total voting power of the voting stock of the Company.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

o	sell, offer to sell, contract to sell or lend,

o	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position,

o	pledge, hypothecate or grant any security interest in, or
o	in any other way transfer or dispose of,

A-5

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers or is designed to, intended to, or which could reasonably be expected to lead to or result in the transfer of, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

A-6